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Exhibit 10.1

PNG CORPORATION

*	NATURAL GAS TRANSPORTATION, PURCHASING, SALES	*

5100 WESTHEIMER, SUITE 320 HOUSTON, TEXAS 77056 TELEPHONE (713) 965-9151 FAX (713) 965-9156

April 11, 2003

MarkWest Hydrocarbon Inc.
155 Inverness Drive West
Suite 200
Englewood, Colorado 80112
Attention: John C. Mollenkopf

  Assignment of Employment Agreement

Gentlemen and Ladies:

        Reference is made to the Employment Agreement, dated as of October 2002 (the "Employment Agreement"), between PNG Corporation, a Delaware corporation ("PNG"), and William G. Janacek ("Janacek").

        This letter will confirm that as of the Effective Time (as defined in the Plan of Merger, which is defined below) (i) PNG shall hereby assign to MarkWest Hydrocarbon Inc., a Delaware corporation ("MarkWest Hydrocarbon"), all of its rights and interests under the Employment Agreement, (ii) MarkWest Hydrocarbon shall hereby assume and agree to pay, perform and discharge all of the debts, liabilities and obligations of PNG arising under the Employment Agreement and (iii) Janacek shall hereby consent to (a) the assignment by PNG and the assumption by MarkWest Hydrocarbon provided for in clauses (i) and (ii) above and (b) the following provisions, notwithstanding any provisions in the Employment Agreement to the contrary:

          1)    Janacek will not be President or Chief Operating Officer of MarkWest Hydrocarbon;

          2)    Janacek will not report to the board of directors of MarkWest Hydrocarbon;

          3)    Janacek will be the Vice President of an affiliate of MarkWest Energy Partners, L.P. and will report to an officer of MarkWest Energy Partners, L.P.; and

          4)    Janacek's primary job responsibilities will be materially similar to Janacek's job responsibilities at PNG, including, without limitation, the management of the assets acquired by certain affiliates of MarkWest Energy Partners, L.P. pursuant to the Plan of Merger and business development related to MarkWest Energy Partners L.P.

        This letter will also confirm that each of MarkWest Hydrocarbon and Janacek acknowledges and agrees that, for purposes of the Employment Agreement, the Board of Directors of PNG has approved and there has been consummated a sale of substantially all of the assets of PNG pursuant to the Plan of Merger, dated as of the date hereof, among certain subsidiaries of PNG and certain affiliates of MarkWest Hydrocarbon (the "Plan of Merger").

        This letter shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.

        If the foregoing is acceptable to you, please so indicate by placing your signature in the appropriate space set forth below, whereupon this letter shall become a binding obligation of each of the undersigned.

Very truly yours,
PNG CORPORATION
By:
Name:	Ted Smith
Title:	Senior Vice President & CFO

Agreed to, accepted,
and acknowledged as of
the date first written above:

MARKWEST HYDROCARBON INC.

By:
Name:
Title:
William G. Janacek

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  Exhibit 10.1